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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of 1-800 CONTACTS, INC. of our reports dated March 14, 2003 relating to the financial statements of K & D Distributors, Ltd. d/b/a Lens 1st and Camelot Ventures/CJ, LLC d/b/a Lens 1st, which appear in Form 8-K/A dated April 15, 2003 that amends Current Report on Form 8-K of 1-800 CONTACTS, INC. dated January 30, 2003.

/s/  PRICEWATERHOUSECOOPERS LLP

Bloomfield Hills, Michigan
September 26, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS